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EXHIBIT 10c

               FIFTH AMENDMENT TO KAMAN CORPORATION
              SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN

     WHEREAS, Kaman Corporation ("Kaman" or the "Company") established the Kaman Corporation Supplemental Employees' Retirement Plan (originally known as the "Kaman Corporation Excess Benefit Plan") (the "Plan" or "SERP") on April 30, 1976, effective as of January 1, 1976, which has been amended from time to time and, most recently, was restated in its entirety on January 1, 1994, and has been amended four times since; and

     WHEREAS, Section 6 of the SERP permits the amendment of the SERP at any time and from time to time; and

     WHEREAS, Kaman desires to amend the SERP in certain respects hereafter enumerated;

     NOW THEREFORE, the SERP is hereby amended as follows:

     1. The following new paragraph (e) is added to Section 4, effective January 1, 2003:

         "(e) Notwithstanding the foregoing provisions of this
Section 4, if the Participant makes the election described in this paragraph (e), the benefit he (or his surviving spouse) is entitled to under the Plan shall not be paid in the same form as the payment made under the Pension Plan to which the payments hereunder are supplemental, but instead the Company shall pay the present value of said benefit under the Plan to the Participant (or his surviving spouse) in a single lump sum as of the date payments commence under the Pension Plan, and the Participant (or his surviving spouse) shall not have any further rights hereunder. The amount of the lump sum payment shall be determined based upon the actuarial assumptions referenced in paragraph (a) of Section 9, as amended by the Fourth Amendment, and said amount shall be the actuarially equivalent present value of the monthly payments that would otherwise have been made hereunder in the form that payments are to be made under the Pension Plan. Any such election to receive the payment of benefits hereunder in a lump sum shall be made upon such form or forms as are prescribed by the Committee for such purpose. Any such election shall be allowed only if the Participant is actively employed by the Company or subsidiary at the time of the election, and must be received by the Committee at least twelve (12) months in advance of the date the Participant actually retires, dies, or otherwise terminates employment. This lump sum election may be revoked, in which case payment shall be in the same form as the payment made under the Pension Plan; and subsequent lump sum elections and revocations thereof shall also be permitted. However, any such revocation, subsequent election, or subsequent revocation shall only be given effect if it is

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received by the Committee at least twelve (12) months in advance of the date the Participant actually retires, dies, or otherwise terminates employment."

     2.  Paragraph (c) of Section 6 is amended to read as follows:

         "(c) As used herein, the term "Change in Control" means any of the following events:

              (i) any Person (as defined below) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), a "Beneficial Owner"), directly or indirectly, of securities of the Company representing 35% or more of the then outstanding securities of the Company generally entitled to vote in the election of directors of the Company (a "Change in Ownership"), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subparagraph (ii) below; provided, however, that a Change in Ownership shall not result in a Change in Control unless within the two year period following the particular Change in Ownership the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, immediately prior to the particular Change in Ownership, constitute the Board and any new director (other than a director whose initial assumption of office is a result of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company and whose appointment or election was not approved by at least two-thirds (2/3) of the directors of the Company in office immediately prior to any such contest) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office; or

               (ii) there is consummated a Merger of the Company with any other business entity, other than (A) a Merger which would result in the securities of the Company generally entitled to vote in the election of directors of the Company outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 65% of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Merger, generally entitled to vote in the election of directors of the Company or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Exchange Act, or (B) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial

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Owner, directly or indirectly, of securities of the Company representing 35% or more of the then outstanding securities of the Company generally entitled to vote in the election of directors of the Company; or

               (iii) (A) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Company immediately prior to the sale continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 65% or more of the outstanding securities of such entity generally entitled to vote in the election of directors immediately after such sale and of a class registered under Section 12 of the Exchange Act, or (B) a disposition or divestiture by the Company or any Subsidiary of the Company to any Person of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation, including, without intending to limit the foregoing, any such disposition or divestiture effected by (x) a sale of all or substantially all of the securities or all or substantially all of the assets of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation, (y) the Merger of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation with or into any Person, other than a Merger which would result in the voting securities of the Subsidiary party to such Merger outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 65% of the securities of such Subsidiary or such surviving entity or any parent thereof outstanding immediately after such Merger and generally entitled to vote in the election of directors of the Subsidiary or such surviving entity or parent thereof, or (z) a spin off, dividend or other distribution of all or substantially all of the securities or all or substantially all of the assets (or of the stock of a business entity owning such securities or assets) of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation to the Company's stockholders.

               (iv) As used herein, the term "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its direct or indirect Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially

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the same proportions and with substantially the same voting rights as their ownership and voting rights with respect to the Company,
(E) the voting trust established pursuant to a Voting Trust Agreement dated August 14, 2000 between John C. Yavis, Jr., as General Partner of Newgate Associates Limited Partnership and the trustees named therein (the "Newgate Voting Trust"), provided that the following individuals continue to constitute a majority of the voting trustees of that voting trust: individuals serving as trustees of the Newgate Voting Trust as of November 1, 2003 and individuals designated by the Board of Directors of the Company in accordance with the terms of that voting trust, provided no Change in Control pursuant to subparagraph (c)(i) of this Section 6 has occurred, (F) the individuals referred to in the immediately preceding subsection (E) solely with respect to their status as Beneficial Owners of securities of the Company subject to the Newgate Voting Trust, (G) Charles H. Kaman, any individual to whom he has directly granted a general power of attorney, or any entity created or controlled by him, provided that he and/or any attorneys-in-fact appointed directly by him possess and exercise, in person or by proxy solicited by the Board, the right to vote all securities of the Company generally entitled to vote in the election of directors of the Company, of which he, any such holder of his general power of attorney, or any such entity is the Beneficial Owner, and (H) the holder of a general power of attorney and the attorneys-in-fact referred to in the immediately preceding subsection (G) solely with respect to their status as Beneficial Owners of securities of the Company because of their appointment as such.

               (v) As used herein, the term "Merger" means a merger, share exchange, consolidation or similar business combination under applicable law.

               (vi) As used herein, the term "Subsidiary" means any corporation within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations."

     3. Part 1 of this Amendment is effective as of January 1, 2003. Part 2 of this Amendment is effective as of November 1, 2003.

     EXCEPT AS AMENDED HEREIN, the terms of the SERP, as amended and restated as of January 1, 1994, and as amended by a First
Amendment, a Second Amendment, a Third Amendment, and a Fourth
Amendment, are confirmed and remain unchanged.






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     IN WITNESS WHEREOF, Kaman Corporation has caused this Fifth
Amendment to be executed on its behalf by its duly authorized officer this 15th day of December, 2003.

                              KAMAN CORPORATION


                              By: /s/ Paul R. Kuhn
                                  -------------------------
                                  Paul R. Kuhn
                                  Its President
Attest:

/s/ Candace A. Clark
-------------------------
Date: 12/15/03



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